UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 10, 2008
Date of Report (Date of earliest event reported)

BODYTEL SCIENTIFIC INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51633	98-0461698
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

One Independent Drive, Suite 1701, Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

904.305.8634
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02. Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Compiled Interim Review.

Restatement of February 28, 2007 Annual Report

On April 10, 2008, the Board of Directors of BodyTel Scientific Inc. (the "Company") concluded that the Company is required to restate its previously issued audited financial statements for the year ended February 28, 2007. The restatement is being made to:

(i)

recognize the change in the Company’s fiscal year end from August 31, to February 28, made by the Company on April 13, 2007, and accordingly to amend the Company’s previously filed Form 10-KSB to mark the report as a transition report for the transition period from September 1, 2006 to February 28, 2007 and to amend the notes to the audited financial statements to include the comparative transition period unaudited financial statements for the six months ended February 28, 2006; and

(ii)	restate the audited financials statements for the year ended February 28, 2007 to account for the 13 for one forward stock split approved by the Company on January 2, 2007.

Restatement of May 31, 2007 Form 10-QSB Quarterly Report

On April 10, 2008, the Board of Directors of BodyTel Scientific Inc. (the "Company") concluded that the Company is required to restate its previously issued interim financial statements for the quarter ended May 31, 2007. The restatement is being made to restate the interim financials statements for the quarter ended May 31, 2007, to account for the 13 for 1 forward stock split approved by the Company on January 2, 2007, which had not been reflected in the 10-QSB for the quarter ended May 31, 2007.

Restatement of August 31, 2007 and November 30, 2007 Form 10-QSB Quarterly Reports

On April 10, 2008, the Board of Directors of BodyTel Scientific Inc. (the "Company") concluded that the Company is required to restate its previously issued financial statements) for the quarters ended August 31, 2007 and November 30, 2007. The restatements are being made to correct the accounting policy regarding the Company’s 50% investment GlucoTel Scientific Inc. (“GlucoTel”), an incorporated joint venture. For accounting purposes, the Company is treating its capital investment in GlucoTel as a vehicle for research and development. Because the Company is solely providing financial support to further the research and development of GlucoTel, such amounts are being charged to expense as incurred by GlucoTel. GlucoTel presently has no ability to fund these activities and is dependent on the Company to fund its operations. In these circumstances, GlucoTel is considered a variable interest entity and has been consolidated. The creditors of GlucoTel do not have recourse to the general credit of the Company.

The restatement will result in a number of changes to the Company’s financial statements for the period ended August 31, 2007, including the following: an increase in the Company’s reported net loss for the six months ended August 31, 2007 of $974,234; a decrease in total assets of $835,239 as at August 31, 2007, an increase in accounts payable and accrued liabilities from $15,981 to $154,976 as at August 31, 2007; an increase in total current liabilities from $38,240 to $177,235 as at August 31, 2007; a decrease to additional paid-in capital from $2,547,400 to $2,507,825; a decrease in stockholders’ equity from $1,707,677 to $733,433; an increase in expenses from $58,117 to $2,039,596; and the consequential changes to the consolidated statement of cash flows.

The restatement will result in a number of changes to the Company’s financial statements for the period ended November 30, 2007, including the following: an increase in the Company’s reported net loss of $1,163,388 for the nine months ended November 30, 2007; a decrease in total assets of $1,076,883 as at November 30, 2007, an increase in accounts payable and accrued liabilities from $143,521 to $230,026 as at November 30, 2007; a decrease in total current liabilities from $1,915,779 to $752,284 as at November 30, 2007, the addition to the statements of operations of a non-controlling interest in the amount of $773,969 for the nine months ended November 30, 2007; the increase to additional paid-in capital from $1,298,025 to $2,507,825; the decrease in stockholders’ equity from $243,328 to $155,716; an increase in expenses from 538,106 to $2,933,024; and the consequential changes to the consolidated statement of cash flows.

Summary

As a result of the Board’s decision, the previously issued interim financial statements of the Company for the periods ended November 30, 2007, August 31, 2007, May 31, 2007 and February 28, 2007 should no longer be relied upon and the Company intends to file amended periodic reports reflecting the restatement for the stated periods on or before April 11, 2008. The decision to restate the financial statements was based on discussions of the Company's management with its registered independent auditors and the Company’s audit committee members. Other than as described above, the restatements have no other effects on the Company's results of operations or financial condition as previously reported for the stated periods.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODYTEL SCIENTIFIC INC.
Date: April 10, 2008
	By:	/s/ Stefan Schraps
STEFAN SCHRAPS, PRESIDENT